AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT BY AND BETWEEN
BLUCORA, INC. AND ERIC M. EMANS

THIS AMENDMENT NO. 2 (this "Amendment") TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT DATED JANUARY 6, 2015, AS AMENDED, BY AND BETWEEN ERIC M. EMANS (the "Executive") AND BLUCORA, INC. (the “Company”)(the "Agreement"), is made and entered into this 25th day of October 2016. Unless stated otherwise, all capitalized but undefined terms used in this Amendment have the meaning set forth in the Agreement.
WHEREAS, the Agreement provides Executive with certain payments and other benefits in the event of a relocation of Executive’s position to a location that is more than 25 miles from Bellevue, Washington;
WHEREAS, the Company anticipates relocating its headquarters, including Executive’s position, to the State of Texas during 2017;
WHEREAS, the Company and Executive wish to clarify and amend the Agreement as a result of such relocation; and
WHEREAS, Section 14(b) of the Agreement states that the Agreement may not be modified except expressly in a writing signed by both parties;
NOW THEREFORE, the Agreement is hereby amended as follows:
1.    Paragraph 6(e) of the Agreement is amended to read as follows:
(e)    Termination of Employment in connection with Relocation. If, during calendar year 2017,

(1) the Company relocates its headquarters to the State of Texas or any other location that is more than 25 miles from Bellevue, Washington (the “Relocation”), and

(2) either (A) Executive’s employment with the Company is terminated by the Company without Cause, whether before or after the date of the Relocation (the “Relocation Date”), or (B) Executive does not relocate and terminates his employment with the Company on or after the Relocation Date, then, subject to Section 6(i), Executive shall receive the following payments and benefits:

(i)    a severance payment in an amount equal to one times the Executive's Base Salary in effect as of the Termination Date and his then current Target Bonus amount (in each case less applicable withholding taxes), which amount shall be payable in a single lump sum on the first payroll date that is at least 60 days

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following the Termination Date (but, in any event, by no later than March 15, 2018), in accordance with Section 13(b)(ii);
(ii)    a lump-sum payment in an amount equal to (A) the monthly COBRA premium in effect under the Company's group health plan as of the Termination Date for the coverage in effect under such plan for the Executive (and the Executive's spouse and dependent children) on such date multiplied by (B) 12, which amount shall be payable in a single lump sum on the first payroll date that is at least 60 days following the Termination Date (but, in any event, by no later than March 15, 2018), in accordance with Section 13(b)(ii); and
(iii)    notwithstanding any provision to the contrary in any applicable equity compensation plan or any outstanding equity award agreement, the treatment of the Executive's outstanding equity awards shall be governed solely by the following provisions: (A) all of the Executive's outstanding equity awards granted prior to October 25, 2016 shall fully vest and all restrictions thereon shall lapse and (B) to the extent vested (including as a result of the acceleration provided under this Section 6(e)(iii)), all of the Executive's outstanding stock options shall remain exercisable until the later of one year following the Termination Date or June 30, 2018; provided, however, that all of the Executive's outstanding equity awards granted prior to the effective date of this Agreement (other than outstanding stock options granted prior to the effective date of this Agreement) shall also be governed by Section 16 of the Company's Restated 1996 Flexible Stock Incentive Plan or Section 15 of the 2015 Incentive Plan, as applicable, and the award agreements for those equity awards.
In the event of circumstances to which both Section 6(e) and Section 6(f) of this Agreement can reasonably be construed to apply, then solely Section 6(e) shall apply to such circumstances. In addition, the Executive’s receipt of payments and benefits under this Section 6(e) precludes any claim for payments and benefits under Section 6(c) or Section 6(d).

[see next page for signatures]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2.

Blucora, Inc. By: /s/ John S. Clendening________ Name: John S. Clendening Title: CEO	Date: October 24, 2016
Executive /s/ Eric M. Emans Eric M. Emans	Date: October 25, 2016

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